UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[] Emerging growth company

[] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)(1) Amendment of Award Agreements

On May 31, 2018, the stockholders of ICF International, Inc. (the “Company”), upon the recommendation of the Company’s Board of Directors, approved the 2018 Omnibus Incentive Plan (the “2018 Plan”) to replace the Company’s existing 2010 Omnibus Incentive Plan (the “2010 Plan”).

In connection with the 2018 Plan, the Company revised the Restricted Stock Unit Award Agreement and Performance Share Agreement to reflect the terms of the 2018 Plan.

The forms of agreement for RSUs and PSAs are attached as Exhibits 10.1, 10.2 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference, and the description herein is qualified in its entirety by reference thereto.

In accordance with the 2018 Plan, the Committee, in its sole discretion, will determine the degree to which any applicable performance goal has been achieved. Performance shares do not have any voting rights. No dividends will be paid on outstanding performance shares during the applicable Performance Period; instead dividend equivalents will be paid based on the number of performance shares that are ultimately earned.

Item 5.07      Submission of Matters to a Vote of Security Holders

The 2018 Annual Meeting of Stockholders of ICF International, Inc. (the “Company”) was held on Thursday, May 31, 2018.

Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, and the final voting results of each such matter.

1.     Election of three (3) directors to serve for a term expiring at the Company’s annual meeting in 2021:

Name	Votes For	Votes Withheld	Broker Non-Votes[1]	Total

Eileen O’Shea Auen	16,219,501	80,140	1,236,981	17,536,622
Cheryl W. Grisè	16,236,045	63,596	1,236,981	17,536,622
Randall Mehl	16,234,935	64,706	1,236,981	17,536,622

2.     Non-binding advisory say on pay vote regarding the Company’s overall pay-for-performance named executive officer compensation program (“Say on Pay” vote):

Votes For	Votes Against	Abstentions	Broker Non-Votes[1]	Total

15,883,075	365,369	51,197	1,236,981	17,536,622

1 A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds. Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each annual meeting.

3.      Approval of the ICF International, Inc. 2018 Omnibus Incentive Plan (the “2018 Plan”):

Votes For	Votes Against	Abstentions	Broker Non-Votes [1]	Total

15,780,475	507,534	11,632	1,236,981	17,536,622

5.     Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes [1]	Total

17,418,573	76,612	41,437	(0)	17,536,622

Item 9.01 Financial Statements and Exhibits

(d)      Exhibits

10.1     2018 Cash-Settled Restricted Stock Unit Award Agreement (Revised Template)

10.2     2018 Restricted Stock Unit Award Agreement (Revised Template)

10.3     2018 Performance Share Award Agreement (Revised Template)

10.4     2018 CEO Performance Share Award Agreement (Revised CEO Template)

10.5     2018 COO Performance Share Award Agreement (Revised COO Template)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: June 1, 2018	By:	/s/ James C. Morgan
James C. Morgan
Chief Financial Officer